                                                               EXHIBIT 99

                                               CSX CORPORATION

                                        Stock Purchase and Loan Plan
                                 As Amended and Restated February 14, 1996,
                                       as Amended through July 10, 1996

1.  PURPOSE

              The CSX Corporation 1991 Stock Purchase and Loan Plan (the "1991 Plan") was established to encourage and increase the ownership of the common stock of CSX Corporation (the "Company") by those employees of the Company or a Subsidiary who, by virtue of their responsibilities or positions, were most likely to have the opportunity to enhance long-term performance of the Company and shareholder value. The Company continues to believe that ownership of the Company's common stock stimulates the efforts of those employees upon whose judgment and interest the Company is and will be largely dependent for the successful conduct of its business and will further the identification of those employees' interests with those of the Company's shareholders.

              Unless the 1991 Plan is extended or replaced, these benefits will generally end July 31, 1996. Management believes it is in the best interests of the Company's shareholders to extend the 1991 Plan in order to continue the original objective of assuring that significant amounts of the Company's common stock are held by employees whose interests are identified with those of the Company's non-employee shareholders. Accordingly, the 1991 Plan is amended and restated as of February 14, 1996 (the "Plan"), to maintain and expand this objective.

              Notwithstanding anything contained in this amended and restated Plan, the provisions of the 1991 Plan in effect prior to the amendment and restatement reflected herein shall continue to apply with respect to Company Stock acquired pursuant to a Purchase Award under the 1991 Plan as to which a Participant is not granted or does not exercise an Exchange Award.

2.  DEFINITIONS AND CONSTRUCTION

              Unless the content clearly indicates to the contrary, in reading this Plan, the singular shall include plural and the masculine shall include the feminine.

              As used in the Plan, the following terms have the indicated meanings:

(a)  Applied Dividends
     -----------------

              "Applied Dividends" means, as provided in Section 6(e), dividends paid on pledged Company Stock used to reduce Interest.

(b)  Board
     -----

              "Board" means the Company's Board of Directors.

                                                        - II-6 -

(c)  Business Day
     ------------

              "Business Day" means, if relevant to a determination of the value of Company Stock, a day on which shares of Company Stock are or could be traded on the New York Stock Exchange.

(d)  Cause
     -----

              "Cause" means a Participant's: (i) act or acts of personal dishonesty intended to result in substantial personal enrichment at the expense of the Company or a Subsidiary; (ii) repeated violations of the Participant's responsibilities which are demonstrably willful and deliberate and which are not remedied in a reasonable period of time after receipt of written notice from the Company or a Subsidiary; or (iii) conviction of a felony involving moral turpitude.

(e)  Change of Control
     -----------------

              "Change of Control" means any of the following:

     (i) Stock Acquisition. The acquisition, by any individual, entity or group [within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")] (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock"), or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company; (B) any acquisition by the Company; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection
(iii) of this Section 2(e); or

   (ii) Board Composition. Individuals who, as of the date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

                                                        - II-7 -

     -----------------

   (iii) Business Combination. Approval by the shareholders of the Company of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company or its principal Subsidiary that is not subject, as a matter of law or contract, to approval by the Surface Transportation Board or any successor agency or regulatory body having jurisdiction over such transactions (the "Agency") (a "Business Combination"), in each case, unless, following such Business Combination:

       (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or its principal Subsidiary or all or substantially all of the assets of the Company or its principal Subsidiary either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be;

       (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; and

       (C) at least a majority of the members of the Board of Directors resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

   (iv) Regulated Business Combination. Approval by the shareholders of the Company of a Business Combination that is subject, as a matter of law or contract, to approval by the Agency (a "Regulated Business Combination") unless such Business Combination complies with clauses (A), (B) and (C) of subsection (iii) of this Section 2(e); or

   (v) Liquidation or Dissolution. Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company or its principal Subsidiary.




                                                        - II-8 -

(f)  Commitment Date
     ---------------

              "Commitment Date" means a date fixed by the Committee which shall be the first day of the Commitment Period.

(g)  Commitment Period
     -----------------

              "Commitment Period" means a period of twenty (20) Business Days beginning with the Commitment Date during which a Participant who has been granted a Purchase Award must purchase all or part of the underlying Company Stock.

(h)  Committee
     ---------

              "Committee" means the Committee of the Board appointed to administer the Plan as provided in Section 10.

(i)  Company
     -------

              "Company" means CSX Corporation.

(j)  Company Stock
     -------------

              "Company Stock" means the common stock of the Company and rights, options or warrants for the purchase of securities of the Company which may be issued with shares of common stock pursuant, and subject to, plans or agreements adopted or entered into from time to time by the Company.

(k)  Disability
     ----------

              "Disability" means the inability to perform the services for which a Participant was employed as a result of a physical or mental impediment entitling the Participant to begin receiving benefits under the CSX Salary Continuation and Long-Term Disability Plan.

(l)  Equity
     ------

              "Equity" means, as of any date, the Exchange Award Purchase Price of a share of Company Stock less the applicable portion of the unpaid balance and accrued interest of a Purchase Loan to which such share of Company Stock is subject.

(m)  Exchange Act
     ------------

              "Exchange Act" means the Securities Exchange Act of 1934, as amended.
                                                        - II-9 -

(n)  Exchange Award
     --------------

              "Exchange Award" means a Purchase Award granted pursuant to
Section 4 to a Participant who received a Purchase Award under the 1991 Plan.

(o)  Exchange Award Down Payment
     ---------------------------

              "Exchange Award Down Payment" means a dollar amount computed by taking a percentage, to be determined by the Committee, of the Exchange Award Purchase Price of the Company's common stock on the Commitment Date multiplied by the number of shares in the Exchange Award; provided, however, such percentage shall not be less than 10% nor more than 25%.

(p)  Insider
     -------

              "Insider" means any person subject to Section 16(b) of the Exchange Act.

(q)  Interest
     --------

              "Interest" means an amount calculated using the Applicable Federal Rate, as determined for purposes of Section 1274(d) of the IRC.

(r)  Interest Spread
     ---------------

              "Interest Spread" means, at the time of determination, Interest accrued on a Purchase Loan reduced by Applied Dividends.

(s)  IRC
     ---
              "IRC" means the Internal Revenue Code of 1986, as amended.

(t)  Market Price
     ------------

              "Market Price" means the average of the high and the low price of a share of Company Stock on the New York Stock Exchange (or the average of the bid and asked prices if there were no sales), on any Business Day as reported in The Wall Street Journal.

(u)  Participant
     -----------

              "Participant" means an employee of the Company or a Subsidiary who is designated by the Committee, in its sole discretion, as eligible for and who receives a Purchase Award.


                                                        - II-10 -

(v)  Purchase Award
     --------------

              "Purchase Award" means a right to purchase a specified number of shares of Company Stock with Purchase Loan rights.

(w)  Purchase Loan
     -------------
              "Purchase Loan" means an extension of credit to a Participant by the Company evidenced by a non-recourse promissory note for (i) in the case of a new Purchase Loan, 90% or 95% of the Purchase Price of the Company Stock awarded to the Participant under the Plan, or (ii) in the case of a Purchase Loan made pursuant to an exchange of Company Stock pursuant to Section 4, the Purchase Price of the Company Stock awarded to the Participant under an Exchange Award, less his Exchange Award Down Payment, and in either case, bearing Interest, and secured by a pledge of all of the shares of Company
Stock purchased by the Participant.

(x)  Purchase Note
     -------------

              "Purchase Note" means a promissory note evidencing the Purchase Loan for the balance of the Purchase Price without recourse rights against the maker and with other terms and conditions established by the Committee consistent with the Plan.

(y)  Purchase Note Repayment Amount
     ------------------------------

              "Purchase Note Repayment Amount" means the then unpaid balance of the Purchase Note, accrued and unpaid interest, applicable federal and state payroll and withholding taxes on income recognized on the transaction, and any brokerage fees, collection fees and costs associated with the Purchase Loan.

(z)  Purchase Price or Exchange Award Purchase Price
     -----------------------------------------------

              "Purchase Price" or "Exchange Award Purchase Price" means, with respect to a share of Company Stock, the average of the Market Price for the five (5) consecutive Business Days immediately preceding the Commitment Date.

(aa)  Retirement
      ----------

              "Retirement" means the termination of employment (for reasons other than Cause) (i) at or after age 65, or (ii) after age 55 with at least 10 years of service with the Company and/or a Subsidiary.

(ab)  Subsidiary
      ----------

              "Subsidiary" means a corporation more than 50% of the voting shares of which are owned directly or indirectly by the Company.
                                                        - II-11 -

3.  COMPANY STOCK

              There shall be an aggregate of 9,000,000 shares of Company Stock reserved for issuance under the Plan, subject to Section 9 of the Plan (concerning changes in the capital structure of the Company). Shares that have been awarded under the Plan but not issued, or shares that have been issued but are returned to the Company in conformity with the Plan (including shares of Company Stock retained, canceled or repurchased by the Company in conjunction with the payment of a Purchase Loan or withholding taxes), may again be awarded under the Plan.

4.  EXCHANGE OF SHARES

              To encourage, extend and expand the continued ownership of Company Stock, Participants in the 1991 Plan whose Purchase Loans mature
July 31, 1996, without regard to the one-year extension provided for under
Section 6(b), may be given a one-time irrevocable election to exchange all, or a portion to be determined by the Committee, of any shares purchased under the 1991 Plan for an enhanced Purchase Award under the Plan (an "Exchange Award"). To the extent such shares are exchanged they shall constitute the "Exchanged Shares." Exchange Awards shall be issued for not more than the number of shares of common stock determined by dividing the excess of the Exchange Award Purchase Price, as of the Commitment Date of the Exchange Award, of the number of shares relating to a Purchase Loan issued pursuant to the 1991 Plan over the outstanding amount due on the Purchase Loan on such date by 25% of theExchange Award Purchase Price of the Company's common stock on such date. In the case of a Participant who exercises an Exchange Award, his 1991 Purchase Notes shall be canceled.

5. STOCK PURCHASE AWARDS

              On or as soon as practicable after a Commitment Date, the Committee shall give notice to each Participant (or to the class of Participants) eligible for an award stating (i) the number of shares of Company Stock covered by each such Purchase Award or a formula for determining the number of shares of Company Stock covered by each such Purchase Award, and (ii) the price, other terms and conditions, if any, pertaining to each such Purchase Award and Purchase Loan that must be satisfied by a Participant in order to exercise the Purchase Award.

              A Participant shall exercise a Purchase Award and Purchase Loan rights by delivering to the Company during the Commitment Period (i) a notice stating the amount of his down payment (which shall be 5% or 10% of the Purchase Price or his Exchange Award Down Payment in the case of an Exchange Award) and his intention to deliver a Purchase Note for the balance of the Purchase Price, and (ii) where applicable, the down payment (which shall be deemed paid in the case of an Exchange Award) and a Purchase Note.

              The grant of a Purchase Award and Purchase Loan to a Participant shall not obligate the Company or a Subsidiary of the Company to pay the Participant any particular amount of remuneration, to continue the employment of a Participant after the grant or to make further grants to a Participant at any time thereafter.


                                                        - II-12 -

6.  PURCHASE LOANS

              The Company shall, subject to paragraph (a) below, upon the Committee's recommendation, extend a Purchase Loan to a Participant upon exercise of a Purchase Award subject to the following terms and conditions:

              (a) The original principal amount of a new Purchase Loan shall be the difference between the Participant's down payment (which shall be 5% or 10% of the Purchase Price) and the Purchase Price. In the case of an Exchange Award, the Purchase Loan shall be the difference between the Participant's Exchange Award Down Payment and the Exchange Award Purchase Price. The down payment for a new Purchase Loan shall be in cash, or, if authorized by the Committee (i) by delivery of shares of Company Stock having a Market Price equal to the required down payment on date of transfer to the Company, or (ii) by delivery to the Company of a promissory note with terms and conditions fixed by the Committee and with full recourse rights against the maker. The Exchange Award Down Payment shall be deemed to have been paid by the Equity in a Participant's Exchanged Shares subject to a Purchase Loan under the 1991
Plan.

              (b) The Purchase Loan shall be due and payable as provided in the provisions of the Purchase Note executed by the Participant. The term of the Purchase Note shall not exceed a period of five (5) years; provided, however, the Participant, in his discretion, may extend the Purchase Note for one (1) year; provided, further, that the Committee, may, in its discretion, extend a Purchase Note for up to two (2) years. In no event may the Purchase Note term, including extensions, exceed seven (7) years.

              (c) Purchase Notes shall be in the form approved by the Committee and shall contain such terms and conditions, not inconsistent with the Plan, as the Committee shall determine in its sole discretion; provided, that each Purchase Note shall be subject to the terms of the Plan.

              (d) A Participant shall effect a pledge of all shares of Company Stock acquired by the Participant upon the exercise of the Purchase Award by delivering to the Company (i) the certificate or certificates for the acquired shares of Company Stock, accompanied by a duly executed stock power in blank, and (ii) a properly executed stock pledge agreement in the form approved by the Committee.

              (e) Dividends paid on shares of Company Stock pledged as security for a Purchase Loan shall be first treated as Applied Dividends and then applied to repay the Purchase Note. At the discretion of the Committee, the Company shall also pay (i) dividend equivalents on the number of shares purchased pursuant to a Purchase Note equal to the number of shares representing the Participant's Equity in the Exchanged Shares, and (ii) only after all interest and Purchase Price reductions are realized under Section 6(g), dividend equivalents on the number of shares purchased pursuant to a Purchase Note in excess of the number of shares in (i), above, if any.

              (f) Within ten (10) Business Days after the maturity date of a Purchase Loan, or on the date or dates, if installments are elected pursuant to Section 7(c), as of which a Participant elects to prepay a Purchase Loan


                                                        - II-13 -
and Purchase Note in accordance with Section 7, the Participant shall repay in full the Purchase Note Repayment Amount or the portion related to an installment under Section 7(c). If not fully paid when due, the Participant agrees to sell his pledged Company Stock to the Company at the Market Price on the maturity date if a Business Day (or at the Market Price on the Business Day immediately preceding the maturity date if the maturity date is not a Business Day). The Company may sell on the Participant's behalf on the open market (except as hereinafter provided) the number of shares of Company Stock pledged as collateral necessary to repay the Purchase Note Repayment Amount. If, pursuant to procedures established by the Company for compliance with applicable securities laws, the Company believes that the purchase of pledged shares by the Company in repayment of a Purchase Note, or the sale by the Company of pledged shares of Company Stock on the open market to repay a Purchase Note, would violate any provision of applicable securities laws or cause a Participant to incur a liability under Section 16(b) of the Exchange Act, the maturity date may be extended by the Committee until the first day the purchase by the Company of the pledged shares or a sale of the pledged shares on the open market can be made without violating such securities laws or the Participant incurring liability under Section 16(b). If, pursuant to procedures established by the Company for compliance with applicable tax laws, the Company believes that the repayment of a Purchase Note, the purchase of the pledged shares in repayment of a Purchase Note, or the sale by the Company of pledged shares of Company Stock on the open market to repay a Purchase Note would cause any portion of a Participant's compensation under the Plan to be nondeductible under Section 162(m) of the IRC, the maturity date may be extended by the Committee until the first day the repayment of a Purchase Note, the purchase of the pledged shares in repayment of a Purchase Note, or the sale by the Company of pledged shares of Company Stock on the open market to repay a Purchase Note can be made without such compensation being non-deductible under Section 162(m) of the IRC, but in no event shall such extension of the maturity date be for a period greater than one (1) year.

              (g) The Purchase Price and the principal amount of a Participant's Purchase Loan and Purchase Note, plus accrued and unpaid Interest, as well as any accrued and unpaid interest on a down payment loan referenced in
Section 6(a), shall be adjusted as follows if at any time after the first anniversary date of a Purchase Note the Market Price of Company Stock equals or exceeds the Purchase Price of the Participant's Company Stock by the amount specified below for a period of ten (10) consecutive Business Days:














                                                        - II-14 -

              Stock Price            Interest & Purchase Price Reductions
              -----------            ------------------------------------

              Purchase Price + 10%   Interest Spread + Interest on down payment
                                             loan

              Purchase Price + 20%   Interest Spread + 5% + Interest on down
                                             payment loan

              Purchase Price + 30%   Interest Spread + 10% + Interest on down
                                             payment loan

              Purchase Price + 40%   Interest Spread + 15% + Interest on down
                                             payment loan

              Purchase Price + 50%   Interest Spread + 20% + Interest on down
                                             payment loan

              Purchase Price + 60%   Interest Spread + 25% + Interest on down
                                             payment loan

              Purchase Price + 70%   Interest Spread + 30% + Interest on down
                                             payment loan

              Purchase Price + 80%   Interest Spread + 35% + Interest on down
                                             payment loan

              Purchase Price + 90%   Interest Spread + 40% + Interest on down
                                             payment loan

              Purchase Price + 100%  Interest Spread + 50% + Interest on down payment loan

The provisions of this section and any applicable adjustments to Interest and a Purchase Note shall be applied at the time of repayment of a Purchase Note. Decreases in the Market Price of Company Stock subsequent to the completion of a measuring period shall be disregarded for purposes of the adjustments authorized by this section.

              (h) In the event of a change in capital structure involving any of the pledged shares of Company Stock, as provided in Section 9, such newly acquired shares shall be pledged to the Company as substitute or additional security.










                                                        - II-15 -

              (i) Notwithstanding anything in this Section 6 to the contrary, the Company shall not be required to make a Purchase Loan to a Participant if making such Purchase Loan will (i) cause the Company to violate any covenant or other similar provision in any indenture, loan agreement, or other agreement, or (ii) violate any applicable federal, state or local law.

              (j) Upon issuance by the Company of Company Stock purchased pursuant to a Purchase Award, the affected Participant shall be deemed a shareholder of the Company and (subject to the terms of the Plan, the Purchase Loan, the Purchase Note and related documents) shall be entitled to dividend and voting rights with respect to the Company Stock purchased.

7.  TERMINATION OF EMPLOYMENT; CHANGE OF CONTROL; PREPAYMENT OF PURCHASE LOAN

              If before a Purchase Note is repaid a Participant's employment terminates for any reason, or he is no longer employed by a continuing Subsidiary, or a Change of Control occurs, the following provisions shall apply notwithstanding any terms in the Purchase Note to the contrary:

(a)  Death or Disability
     -------------------

              If a Participant's termination of employment results from death or Disability, the affected Participant (or the Participant's estate or personal representative) may either (i) continue to hold the Purchase Note and participate in the Plan for three years (or, if earlier, until the maturity date of the Purchase Loan, as extended by either the Participant or the Committee, pursuant to Section 6(b)), or (ii) within ninety (90) days of said termination of employment (A) elect to prepay the Purchase Note, or (B) elect to rescind the Exchange Award or the Purchase Award, as the case may be. If the Participant elects to prepay the Purchase Note under (ii)(A), the Purchase Note shall become due and payable on the prepayment date elected by the Participant. If an election to prepay the Purchase Note is effective prior to the first anniversary of the execution of the Purchase Note, Section 6(g) shall not apply; if it is effective on or after the first anniversary of its execution, Section 6(g) shall apply. If the Participant elects to rescind the Exchange Award or the Purchase Award under (ii)(B), the shares of Company
Stock acquired by the Participant upon the exercise of the Exchange Award or Purchase Award shall be transferred to the Company, the Purchase Note shall be canceled, the Participant shall have no further rights under the Plan, and the Company shall have no further obligations to the Participant, except that the Company shall pay to or with respect to the Participant, in consideration for the cancellation of the Participant's rights under the Exchange Award or Purchase Award, an amount equal to his Exchange Award Down Payment, as adjusted under Section 7(h), or, if applicable, the Purchase Award down payment paid to the Company pursuant to Section 6(a).







                                                        - II-16 -

7. TERMINATION OF EMPLOYMENT; CHANGE OF CONTROL; PREPAYMENT OF PURCHASE LOAN, Continued

(b)  Involuntary Termination With Consent of Company
     -----------------------------------------------

              If a Participant's employer terminates his employment for reasons other than Cause, the affected Participant may, within ninety (90) days of said termination of employment (i) elect to prepay the Purchase Note, or (ii) elect to rescind the Exchange Award or the Purchase Award, as the case may be. If the Participant elects to prepay the Purchase Note under (i), the Purchase Note shall become due and payable on the prepayment date elected by the Participant. If the Participant elects to rescind the Exchange Award or the Purchase Award under (ii), the shares of Company Stock acquired by the Participant upon the exercise of the Exchange Award or Purchase Award shall be transferred to the Company, the Purchase Note shall be canceled, the Participant shall have no further rights under the Plan, and the Company shall have no further obligations to the Participant, except that the Company shall pay to or with respect to the Participant, in consideration for the cancellation of the Participant's rights under the Exchange Award or Purchase Award, an amount equal to his Exchange Award Down Payment, as adjusted under
Section 7(h), or, if applicable, the Purchase Award down payment paid to the Company pursuant to Section 6(a). If the Participant's termination of employment is prior to the first anniversary of the execution of the Purchase Note, Section 6(g) shall not apply; if it is on or after the first anniversary of the execution of the Purchase Note, Section 6(g) shall apply.

(c)  Retirement
     ----------

              If a Participant's termination of employment results from his Retirement, the affected Participant may either (i) continue to hold the Purchase Note and participate in the Plan for three (3) years (or, if earlier, until the maturity date of the Purchase Loan, as extended by either the Participant, or the Committee, pursuant to Section 6(b)), (ii) prepay the Purchase Note within ninety (90) days of said termination of employment, or
(iii) prepay the Purchase Note in no more than three (3) installments, due over the remaining term of the Purchase Note, including extensions. If a Participant elects to prepay a Purchase Note, the Participant agrees to sell the pledged Company Stock to the Company for the Market Price on the date of prepayment. If an election to prepay the Purchase Note under (ii) or (iii) above is effective prior to the first anniversary of the execution of the Purchase Note, Section 6(g) shall not apply; if it is effective on or after the first anniversary of its execution, Section 6(g) shall apply.

(d)  Voluntary Termination with Consent of Company or Involuntary Termination
     ------------------------------------------------------------------------

              If the Participant's termination of employment is voluntary and with the consent of the Company, or, if his employer terminates his employment for reasons other than Cause and the Company does not consent to the Participant's termination being treated under Section 7(b), the maturity date of the Purchase Note shall be accelerated without further action of the Committee or the Company and shall be required to be prepaid within ninety (90) days of

                                                        - II-17 -

7. TERMINATION OF EMPLOYMENT; CHANGE OF CONTROL; PREPAYMENT OF PURCHASE LOAN, Continued

(d)  Voluntary Termination with Consent of Company or Involuntary Termination,
     -------------------------------------------------------------------------
      Continued

said termination of employment, and the Participant agrees to sell the pledged Company Stock to the Company for the Market Price on the date of prepayment. If a Participant's termination of employment is prior to the first anniversary of the execution of the Purchase Note, Section 6(g) shall not apply; if it is on or after the first anniversary of the execution of the Purchase Note,
Section 6(g) shall apply.

(e)  Termination for Cause or Voluntary Termination Without Consent of
     ----------------------------------------------------------------
     Company
     -------

              If the Participant's termination of employment is involuntary for Cause or a voluntary termination without the consent of the Company, the maturity date of the Purchase Note shall be accelerated without further action of the Committee or the Company to the date of his termination of employment. In such case, Section 6(g) shall not apply and the Participant agrees to sell the pledged Company Stock to the Company for the lesser of (i) the Market
Price on the date of termination of employment, or (ii) an amount equal to his Exchange Award Down Payment, as adjusted by Section 7(h), or, if applicable, the Purchase Award down payment paid to the Company pursuant to Section 6(a) (in any event, less all related taxes and expenses), and the Company shall have the right to retain any excess over such amount and the shares' Market Price.

(f)  Divisive Transaction
     --------------------

              If the Participant's employer ceases to be a Subsidiary or if there is a sale of substantially all of the assets of the Subsidiary, the affected Participant may, within ninety (90) days of the closing of such divisive transaction (i) elect to prepay the Purchase Note, or (ii) elect to rescind the Exchange Award or the Purchase Award, as the case may be. If the Participant elects to prepay the Purchase Note under (i), the Purchase Note shall become due and payable on the prepayment date elected by the Participant. If the Participant elects to rescind the Exchange Award or the Purchase Award under (ii), the shares of Company Stock acquired by the Participant upon the exercise of the Exchange Award or Purchase Award shall be transferred to the Company, the Purchase Note shall be canceled, the Participant shall have no further rights under the Plan, and the Company shall have no further obligations to the Participant, except that the Company shall pay to or with respect to the Participant, in consideration for the cancellation of the Participant's rights under the Exchange Award or Purchase Award, an amount equal to his Exchange Award Down Payment, as adjusted under
Section 7(h), or, if applicable, the Purchase Award down payment paid to the Company pursuant to Section 6(a). Section 6(g) shall apply to all


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              PAGE 14

7. TERMINATION OF EMPLOYMENT; CHANGE OF CONTROL; PREPAYMENT OF PURCHASE LOAN, Continued

(f)  Divisive Transaction, Continued
     --------------------

Participants affected by a divisive transaction. The foregoing shall apply whether or not the Participant continues in the employ of the Subsidiary but shall not apply should the Participant continue in the employ of the Company or another Subsidiary not part of the divisive transaction.

(g)  Change of Control
     -----------------

              If a Change of Control occurs, Sections 7(a) through (f) shall no longer be applicable, the Interest and Purchase Price Reductions under Section 6(g) shall be applied as if the Stock Price had increased by 100% and the Participant may either (i) continue to hold the Purchase Note and participate in the Plan until the maturity date of the Purchase Note, including any extensions, or (ii) within ninety (90) days of said Change of Control and, if applicable, within ninety (90) days of a final Agency action in a Regulated Business Combination under Section 2(e)(iv), (A) elect to prepay the Purchase Note, or (B) elect to rescind the Exchange Award or the Purchase Award, as the case may be. If the Participant elects to prepay the Purchase Note under
(ii)(A), the Purchase Note shall become due and payable on the prepayment date elected by the Participant, and the provisions of Section 6(g) shall apply.
If the Participant elects to rescind the Exchange Award or the Purchase Award under (ii)(B), the shares of Company Stock acquired by the Participant upon the exercise of the Exchange Award or Purchase Award shall be transferred to the Company, the Purchase Note shall be canceled, the Participant shall have no further rights under the Plan, and the Company shall have no further obligations to the Participant, except that the Company shall pay to or with respect to the Participant, in consideration for the cancellation of the Participant's rights under the Exchange Award or Purchase Award, an amount equal to his Exchange Award Down Payment, as adjusted under Section 7(h), or, if applicable, the Purchase Award down payment paid to the Company pursuant to
Section 6(a).

(h)  Adjustment of Exchange Award Down Payment
     -----------------------------------------

              Solely for purposes of determining the amount available to a Participant under this Section 7, a Participant's Exchange Award Down Payment shall be adjusted as follows: the dollar amount of the Exchange Award Down Payment computed as of the date of the Exchange of Shares pursuant to
Section 4 shall be divided by the Market Price on the date of such Exchange of Shares, to arrive at a number of equivalent shares. On the Purchase Loan maturity date or prepayment date applicable under this Section 7, the number of equivalent shares determined in the preceding sentence will be multiplied by the Market Price on such date to arrive at the Participant's Exchange Award Down Payment as adjusted.




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              PAGE 15

7. TERMINATION OF EMPLOYMENT; CHANGE OF CONTROL; PREPAYMENT OF PURCHASE LOAN, Continued

(i)  Certain Terms of Purchase Awards or Exchange Awards
     ---------------------------------------------------

              Notwithstanding any provision of this Plan to the contrary, in the discretion of the Committee, a Purchase Award and/or Exchange Award may provide, to the extent deemed appropriate by the Committee to eliminate or reduce the applicability or impact of Sections 280G and/or 4999 of the IRC, for: (i) the cancellation of shares and/or a reduction or increase in the amount of a Purchase Note, (ii) a limitation of the reduction of the Purchase Price pursuant to Section 7(g) above, (iii) the elimination of any acceleration of a Purchase Note or right to prepay such Note, or (iv) a reduction or limitation of any other benefit under this Plan or otherwise to a Participant.

8.  NON-TRANSFERABILITY OF PURCHASE AWARDS

              Except as provided in Section 7(a), neither right of Participation nor Purchase Awards are assignable or transferable.

9.  CHANGE IN CAPITAL STRUCTURE

              If the number of outstanding shares of Company Stock is increased or decreased as a result of a subdivision or consolidation of shares, the payment of a stock dividend, stock split, or any other change in capitalization effected without receipt of consideration by the Company (including, but not limited to, the creation or issuance to the shareholders generally of rights, options or warrants for the purchase of common or preferred stock of the Company), or if a spin-off transaction occurs, then the number and kind of shares of stock or securities of the Company to be subject to the Plan, the maximum number of shares or securities which may be delivered under the Plan, and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding and conclusive on all persons.

              If there is a Change of Control, the Committee may take such actions, not inconsistent with the Plan, with respect to outstanding unexercised Purchase Awards as the Committee deems appropriate.

              Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee's determination shall be conclusive and binding on all persons for all purposes.

10.  ADMINISTRATION OF THE PLAN

              The Plan shall be administered by the Committee, consisting of not less than three Directors of the Company appointed by the Board. Subject to paragraph (d) below, the Committee shall be the Compensation Committee of the Board or such subcommittee appointed by the Compensation Committee consisting of not fewer than two non-employee directors. The Committee shall at all times consist of outside directors within the meaning of Section 162(m) of the IRC. The Committee shall have general authority to impose any limitation or

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              PAGE 16

10.  ADMINISTRATION OF THE PLAN, Continued

condition upon a Purchase Award the Committee deems appropriate to achieve the objectives of the Purchase Award and the Plan, and in addition, and without limitation and in addition to powers set forth elsewhere in the Plan, shall have the following specific authority:

              (a) The Committee shall have the power and complete discretion to determine (i) which employees of the Company or a Subsidiary shall be Participants, (ii) which Participants shall receive a Purchase Award with Purchase Loan rights, (iii) the number of shares of Company Stock to be covered by each Purchase Award, (iv) the Market Price of Company Stock, (v) the time or times when a Purchase Award shall be granted, (vi) whether a Disability exists, (vii) the manner in which payment will be made upon the exercise of a Purchase Award, and (viii) any additional requirements relating to Purchase Awards that the Committee deems appropriate.

              (b) The Committee may adopt rules and regulations for carrying out the Plan and for the sale or other disposition of Company Stock acquired pursuant to the Plan. The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

              (c) A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

              (d) The Board may from time to time appoint or remove members and fill vacancies, however caused, in the Committee. Insofar as it is necessary to satisfy the requirements of Section 16(b) of the Exchange Act and Rule
16b-3 thereunder, no member of the Committee shall be eligible to participate in the Plan or in any other plan of the Company or a Subsidiary that entitles participants to acquire stock, stock options or stock appreciation rights of the Company or a Subsidiary, and no person shall become a member of the Committee if, within the preceding one-year period, the person shall have been eligible to participate in such a plan.

              (e) Down payment loans under the 1991 Plan shall be extended on a full recourse basis for up to seven (7) years in the case of any Participant who receives and exercises an Exchange Award. To the extent that a Purchase
Note is extended, accelerated or prepaid under the terms of the Plan, said extension, acceleration or prepayment shall also apply to the down payment loan.

11.  EFFECTIVE DATE OF THE PLAN

              The 1991 Plan became effective as of December 12, 1990. This amendment and restatement of the 1991 Plan shall be effective as of February 14, 1996, and shall be submitted to the shareholders of the Company for approval. Until (i) the Plan has been approved by the Company's shareholders,

                                                        - II-21 -



              PAGE 17

11.  EFFECTIVE DATE OF THE PLAN, Continued

(ii) the Company Stock issuable under the Plan has been registered with the Securities and Exchange Commission, (iii) the Company Stock is accepted for listing on the New York Stock Exchange, and (iv) the requirements of any applicable state securities laws have been met, no Purchase Award shall be granted or Purchase Loan authorized by the Committee.

12.  TERMINATION, MODIFICATION

              If not sooner amended or terminated by the Board, this Plan shall terminate at the close of business on February 13, 2006. No Purchase Awards shall be made under this Plan after termination. The Board may terminate the Plan or may amend the Plan in such respects as it shall deem advisable; provided, however, that, if necessary to satisfy the requirements of Section 16(b) of the Exchange Act, the New York Stock Exchange or applicable state law, the shareholders of the Company must approve any amendment that would (i) materially increase the benefits accruing to Participants under the Plan, (ii) materially increase the number of shares of Company Stock that may be issued under the Plan, or (iii) materially modify the Plan's eligibility requirements. A termination or amendment of the Plan shall not, without the consent of the affected Participant, adversely impact a Participant's rights under a Purchase Award previously granted to him.

13.  NOTICE

              All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows: (i) if to the Company at its principal business address to the attention of the Secretary; (ii) if to any Participant at the last address of the Participant known to the sender at the time the notice or other communication is sent.

14.  GOVERNING LAW

              The terms of this Plan shall be governed by the laws of the Commonwealth of Virginia.

















                                                        - II-22 -